Voluntary Conversion of Preferred Shares Step-by-Step Guidance Exhibit (a)(5)

Procedures for the voluntary conversion of preferred shares into common shares (1/2):

i.
Shareholders must contact their custody agents and request the transfer of preferred shares they want to convert to a specific portfolio established by BM&FBovespa
(“Conversion Portfolio”);
ii.
Shareholders may choose to convert only a portion of their preferred shares. In this case, they must request the transfer of only the portion of their shares they wish to convert to the Conversion Portfolio;
iii.
The transfer of shares to the Conversion Portfolio must be made in accordance with the procedures and operational rules of BM&FBovespa;
iv.
The transfer of shares to the Conversion Portfolio must occur in the period between
September 2, 2015 and October 1, 2015. Shareholders must contact their custody agents during this period, with sufficient advance notice to take the necessary steps and comply with the necessary operational procedures; and
v.
The Company advises shareholders holding positions in the Securities Lending Service
(Serviço de Empréstimo de Ativos – BTC) of BM&FBovespa, as a result of share loan agreements, to refer to their custody agents regarding (i) the treatment that will be given to their preferred shares that are subject to such loan agreements, and (ii) procedures and operational rules of BM&FBovespa applicable to the conversion of such shares.
Preferred Shares Deposited with the BM&FBovespa:

Procedures for the voluntary conversion of preferred shares into common shares (2/2):
Shareholders
must:
i.
Personally
appear
at
one
of
the
branches
of
Banco
do
Brasil;
ii.
Submit
the
following
documents:
•
Individuals:
(i)
Identity
Card;
(ii)
the
Individual
Brazilian
Taxpayer’s
Registry
(CPF);
(iii)
proof
of
address;
and
(iv)
proof
of
income;
or
•
Legal
entities:
(i)
originals
and
copy
of
the
bylaws
and
the
minutes
of
the
election
of
members
of
the
current
board
of
executive
officers,
or
the
consolidated
articles
of
incorporation
currently
in
force;
(ii)
registration
card
in
the
National
Register
of
Legal
Entities
(CNPJ);
(iii)
corporate
documentation
granting
powers
of
representation;
and
(iv)
originals
of
the
Identity
Card,
the
Individual
Brazilian
Taxpayer’s
Registry
(CPF)
and
proof
of
residence
of
its
representatives.
iii.
Sign
the
application
form
for
conversion
available
in
branches
of
Banco
do
Brasil.

Preferred shares registered at Banco do Brasil:

Procedures for the Exchange of American Depositary
Shares
representing preferred shares (“Preferred ADSs”) for American
Depositary
Shares
representing common shares (“Common ADSs”):
Holders
of
Preferred
ADSs
that
want
to
participate
in
the
conversion
through
the
Exchange
Offer
in
accordance
with
the
Offer
to
Convert
filed
with
the
U.S.
Securities
and
Exchange
Commission
on
September
2,
2015,
must:
i.
if
the
holder
is
a
registered
holder
of
Preferred
ADSs
in
uncertificated
form
on
the
books
of
the
Bank
of
New
York
Mellon,
as
depositary
for
the
Preferred
ADS
program,
surrender
their
ADSs
to
the
Bank
of
New
York
Mellon,
as
Exchange
Agent,
together
with
a
completed
Letter
of
Transmittal,
in
the
form
available
from
the
Exchange
Agent;
or
ii.
if
the
holders
holds
Preferred
ADSs
indirectly
through
a
broker
or
other
securities
intermediary,
request
that
its
broker
or
other
securities
intermediary
tender
the
Preferred
ADSs
to
the
Exchange
Agent
by
book-entry
transfer
to
an
account
maintained
by
the
Exchange
Agent
for
this
purpose
at
the
Depositary
Trust
Company
(“DTC”);
or
iii.
withdraw
the
Preferred
Shares
underlying
their
Preferred
ADS,
pay
any
fees
and
governmental
charges
applicable,
in
addition
to
the
fees
of
the
Bank
of
New
York
Mellon,
as
depositary
of
the
Preferred
ADSs.
In
this
case,
holders
of
Preferred
ADSs
will
directly
hold
preferred
shares
registered
at
BM&FBOVESPA’s
Central
Securities
Depositary
(Central
Depositária
da
BM&FBOVESPA)
and
will
need
to
obtain
their
own
foreign
investor
registration,
if
they
do
not
already
hold
one,
pursuant
to
Annex
I
of
Resolution
No.
4.373
of
the
National
Monetary
Council,
sufficiently
in
advance
to
complete
the
procedures
established
by
the
BM&FBOVESPA
for
the
conversion
of
shares.
Requests
for
assistance
and/or
clarifications
may
be
submitted
by
the
holders
of
preferred
ADSs
to
MacKenzie
Partners,
Inc.,
information
agent
for
the
Offer
in
the
United
States,
at
the
following
address,
telephone,
and
email:
105 Madison Avenue, New York, New York 10016
Phone calls in the United States: (800) 322-2885 (toll free)
Phone calls outside the United States: (212) 929-5500 (collect call)
Email: info@mackenziepartners.com

Frequently Asked Questions (1/3):

What is the conversion period for
preferred shareholders?
From
September
2,
2015
to
October
1,
2015,
inclusive
(“Conversion
Period”).
In
the
specific
case
of
holders
of
Preferred
ADSs,
the
Exchange
Offer
expires
at
5:00
p.m.,
New
York
City
time
(6:00
p.m.,
Rio
de
Janeiro
time),
on
October
1,
2015.
Is there any condition for the
conversion?
Yes.
The
conversion
is
subject
to
the
condition
that
at
least
two-thirds
of
preferred
shares
of
the
Company
are
tendered
for
conversion,
including
preferred
shares
represented
by
Preferred
ADSs
and
excluding
treasury
shares.
If I decide to participate in the
conversion, into how many
common shares will my preferred
shares be converted?
Each
preferred
share
tendered
for
conversion
will
be
converted
into
0.9211
common
shares.
In
the
case
of
Preferred
ADSs,
each
Preferred
ADS
will
be
exchanged
for
0.9211
Common
ADSs.
If I decide to participate in the
conversion, will my preferred
shares be immediately converted
into common shares?
No.
After
the
expiration
of
the
Conversion
Period,
the
BM&FBovespa
and
Banco
do
Brasil
will
assess
the
percentage
of
participation
of
preferred
shareholders
in
the
conversion,
including
Preferred
ADSs,
within

days.
Once
the
assessment
is
completed,
the
Board
of
Directors
of
the
Company
will
meet,
as
soon
as
possible,
to
ratify
the
conversion,
provided
that
the
the
minimum
participation
condition
mentioned
above
is
fulfilled.
The
preferred
shares
of
shareholders
that
participated
in
the
conversion
will
be
converted
into
common
shares
within
two
business
days
after
the
ratification
by
the
Board
of
Directors.

Frequently Asked Questions (2/3):

If I decide to participate in the
conversion, can I change my
mind?
Before
the
end
of
the
Conversion
Period
mentioned
above,
shareholders
that
requested
the
transfer
of
their
preferred
shares
to
the
Conversion
Portfolio
of
the
BM&FBovespa
may
request
the
withdrawal
of
their
shares
from
the
Conversion
Portfolio,
in
accordance
with
the
procedures
established
by
BM&FBovespa.
After
the
end
of
the
Conversion
Period,
the
request
for
transfer
of
preferred
shares
to
the
Conversion
Portfolio
shall
represent
the
irrevocable
and
irreversible
authorization
of
the
requesting
shareholder
for
the
conversion
of
the
preferred
shares
transferred
to
the
Conversion
Portfolio
and
issuance
of
the
corresponding
common
shares
in
the
shareholder’s
deposit
account.
Shareholders
that
tender
Preferred
ADSs
in
the
Exchange
offer
may
withdraw
those
Preferred
ADSs
at
any
time
prior
to
5:00
p.m.,
New
York
City
time
(6:00
p.m.,
Rio
de
Janeiro
time),
on
October
1,
2015
by
following
the
procedures
described
in
the
Offer
to
Convert.
If
I
decide
to
particpate
in
the
conversion,
can
I
continue
trading
my
shares
as
usual?
No.
While
in
the
Conversion
Portfolio,
preferred
shares
will
be
blocked
for
trading.
As
of
the
business
day
immediately
following
the
the
effective
conversion
of
shares,
the
common
shares
resulting
from
the
conversion
may
be
traded
by
their
holders
at
the
BM&FBovespa.
While
holders
will
not
be
able
to
trade
the
Preferred
ADSs
that
are
held
in
the
Exchange
Agent’s
account
with
DTC.
Following
the
conversion,
holders
will
be
able
to
trade
the
new
Common
ADSs
after
they
have
been
credited
to
their
accounts
as
described
in
the
Offer
to
Convert.

Frequently Asked Questions (3/3):
Once the minimum participation
condition mentioned
above is
fulfilled, will all preferred shares
issued by the Company be
converted into common shares,
including the shares held by
shareholders that did not
participate in the conversion?
No.
The
proposal
approved
at
a
General
Meeting
of
the
Company
held
on
September
1,
2015
involves
the
voluntary
conversion
of
preferred
shares
into
common
shares.
This
means
that
shareholders,
at
their
discretion,
may
choose
to
convert
their
preferred
shares
into
commons
shares,
within
the
established
period.
If
the
minimum
participation
condition
is
fulfilled,
only
those
shares
which
the
shareholders
chose
to
convert
in
the
voluntary
conversion
will
be
converted.
Shareholders
that
did
not
participate
in
the
conversion
will
continue
to
hold
preferred
shares,
without
any
change.
Will common shares that I come
to hold as a result of the
conversion entitle me to
the
same rights and benefits
conferred to holders of the other
common shares?
Yes,
as
of
the
date
of
the
effective
conversion.
Common
shares
resulting
from
the
conversion
will
entitle
their
holders
to
the
right
to
receive
full
dividends
and
interest
on
shareholders’
equity
that
may
be
declared
as
of
the
conversion
date
and
all
other
rights
and
benefits
enjoyed
by
the
other
common
shareholders
as
of
such
date,
on
equal
terms.
Considering that the exchange
ratio established for the
conversion is 0.9211 common
share for each preferred share,
what happens if I come to hold a
fraction of common shares as a
result of the conversion of my
preferred shares?
Fractions
of
shares
resulting
from
the
conversion
will
be
aggregated
to
form
whole
numbers
of
shares
and
sold
in
auctions
that
will
be
timely
performed
by
the
BM&FBovespa,
and
the
net
proceeds
from
the
sale
(after
deducting
applicable
fees
and
expenses,
including
sales
commissions)
will
be
transferred
proportionally
to
the
holders
entitled
to
the
fractions
of
common
shares.
Fractions
of
Preferred
ADSs
resulting
from
the
exchange
will
be
aggregated
and
sold
by
the
Exchange
Agent
on
the
open
market.
The
net
proceeds
from
the
sale
(after
deducting
applicable
fees,
taxes
and
expenses,
including
sales
commissions)
will
be
transferred
to
the
holders
entitled
to
the
fractions
of
Preferred
ADSs.